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                                                                    EXHIBIT 10.9

                         INVESTMENT MANAGEMENT AGREEMENT

                  INVESTMENT MANAGEMENT AGREEMENT (this "Agreement"), dated as of April 30, 2002, between MONY Holdings, LLC, a limited liability company organized under the laws of Delaware (the "Company"), and MONY Capital Management, Inc., a Delaware corporation that is an affiliate of the Company (the "Investment Manager").

                  WHEREAS, the Company desires to obtain the services of the Investment Manager who will provide investment management advice and services in connection with the investment of certain moneys pursuant to, and in accordance with, the terms and conditions of this Agreement; and

                  WHEREAS, such moneys constitute the assets (the "Assets") held in the Debt Service Coverage Account ("DSCA") as described in the Indenture (the "Indenture"), dated as of April 30, 2002, by and among the Company, Ambac Assurance Corporation (the "Insurer"), The MONY Group, Inc. (solely for the limited purposes set forth in the Indenture) and Bank One Trust Company, N.A. (the "Trustee"); and

                  WHEREAS, the Investment Manager is willing to provide investment management advice and services related to the Assets to the Company pursuant to, and in accordance with, the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

               1. Appointment of Investment Manager. Subject to the terms and conditions of this Agreement, the Company hereby appoints the Investment Manager to act as an investment manager to the Company as of the date hereof, and to provide certain investment advice and services to the Company. Except as otherwise required by applicable law, the Company and the Investment Manager each agree to maintain the confidentiality of all advice and information provided to the Company by the Investment Manager.

               2. Services to Be Provided by Investment Manager. The Investment Manager shall provide the following advice and services to the Company regarding investment strategies and specific transactions with respect to the investment of the Assets:

                  (a) Subject to the Investment Policy (as defined below) and the requirements of applicable law, the Investment Manager, consistent with sound business judgment, shall maintain a continuous investment program for the Assets and shall invest and reinvest the Assets in the name of the Trustee from time to time in accordance with the Investment Policy; provided, however, that the Investment Manager cannot and does not ensure any increase in the value of the Assets, which may in actuality decrease.

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                  (b) In rendering its services hereunder, the Investment
Manager shall have full power and authority, subject to the terms of this Agreement and the requirements of applicable law: (i) to purchase or sell securities, directly from or to a broker, dealer or other person selected by the Investment Manager in its discretion; (ii) to exercise or abstain from exercising any option, privilege or right (including voting rights) acquired in connection with an investment and (iii) to withdraw Assets from the DSCA solely for investment management purposes and cash solely on a cash against delivery basis.

                  (c) The Investment Manager shall render to the Company such periodic and special reports as the Company may reasonably request from time to time.

               3. Status of Investment Manager. The Investment Manager shall for all purposes be an independent contractor and not an agent or employee of the Company. The Investment Manager shall have no authority to act for, represent, bind or obligate the Company except as specifically provided herein.

               4. Investment Strategies. All investment strategies and advice provided to the Company shall at all times conform to and be in accordance with the requirements imposed by the Investment Policy Statement with respect to the Assets attached hereto as Annex A (the "Investment Policy"), and with the requirements imposed by applicable law.

               5. Fees and Expenses. The fees and expenses to be paid to the Investment Manager pursuant to this Agreement shall be as set forth on the schedule attached hereto as Annex B. Such fees and expenses shall be paid by the Company to the Investment Manager in immediately available funds and shall be in compensation for all of the Investment Manager's services, costs and expenses incurred in the performance of its duties pursuant to this Agreement. To the extent that the Investment Manager shall render services to the Company at the Company's specific request other than those services required to be rendered pursuant to the provisions of this Agreement, such additional services shall be compensated separately on terms to be agreed upon in writing between the Investment Manager and the Company from time to time.

               6. Computation of Fees and Expenses.

                  The Investment Manager shall be responsible for computing the fees and expenses payable by the Company pursuant to the provisions of this Agreement. The Investment Manager shall submit each expense report to the Company on or before the fifteenth day of the month prior to the month in which reimbursement is to be paid. The Company shall have the right to review the Investment Manager's computation of all fees and expenses payable pursuant to this Agreement. If there is any disagreement regarding such computation, the dispute shall be submitted to an independent accounting firm mutually acceptable to the Company and the Investment Manager whose determination shall be conclusive and binding upon both parties. The fees of such independent accounting firm shall be paid 50 percent by the Company and 50 percent by the Investment Manager.

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               7. Operating Expenses of the Company. The Company shall be responsible for all of its operating and other expenses, including, without limitation: investment expenses, legal expenses, professional fees, accounting expenses, auditing and tax preparation expenses, organizational expenses and other similar expenses related to the Company. The Company will not rely on the Investment Manager for legal, accounting or tax advice.

               8. Indemnification.

                  (a) None of the Investment Manager or any of its affiliates, partners, officers, directors, members, employees, agents or representatives or, in the circumstances described in the last sentence of Section 13(d) hereto, the Insurer (each, an "Indemnified Person"), shall be liable to the Company: (i) for mistakes of judgment or for action or inaction or for losses due to such mistakes, action or inaction so long as said person acted honestly and in good faith and reasonably believed that his, her or its conduct was in the best interests of the Company; or (ii) for losses due to the negligence, dishonesty or bad faith of any broker or agent selected, engaged or retained by an Indemnified Person, provided that said person exercised reasonable care in selecting, engaging or retaining such broker or agent.

                  (b) To the fullest extent permitted by applicable law, the Indemnified Person shall be indemnified and held harmless by the Company against losses and expenses resulting from its acts or omissions in its capacity as Investment Manager, except for those finally judicially determined to have resulted from its willful malfeasance, bad faith or gross negligence.

                  (c) The Company shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such performance or non-performance. The Investment Manager agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event that it receives any such advance, it shall reimburse the Company for such fees, costs and expenses to the extent that it shall be finally judicially determined that it was not entitled to indemnification under this Agreement.

               9. Activities of the Investment Manager and Others. The Investment Manager and the partners, members, directors, employees, officers and affiliates of the Investment Manager, who may or may not also be directors, employees or officers of the Company, may engage, simultaneously with their investment management activities on behalf of the Company, in other businesses, and may render services similar to those described in this Agreement for other individuals, companies, trusts or persons, and shall not by reason of engaging in such other businesses or rendering such other services be deemed to be acting in conflict with the interests of the Company. Notwithstanding the foregoing, the Investment Manager shall devote sufficient time to providing services to the Company as the Investment Manager determines to be reasonably necessary. The partners, members, directors, employees or officers of the Investment Manager or its affiliates, in their individual capacities, may engage in securities transactions which may

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be different from, and contrary to, transactions engaged in, or recommended, by the Investment Manager on behalf of the Company.

               10. Representations and Warranties. Each party represents and warrants to the other that: (i) it is duly authorized to enter into this Agreement and the transactions contemplated hereby; (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject further, as to enforceability, to general principles of equity; and (iii) its execution, delivery and performance of this Agreement does not and will not result in a breach or violation of, or cause a default under, its limited liability company agreement or articles of incorporation, as applicable, or any provision of any law, regulation, order, license, decree, judgment or agreement applicable to or binding upon it or its assets.

               11. Termination. This Agreement shall remain in effect until terminated by the Company or the Investment Manager at any time upon 30 days' prior written notice to the other party.

               12. Bankruptcy or Insolvency of the Company. As long as no Insurer Default (as defined in the Indenture) has occurred and is continuing, except as may be agreed to in writing by the Insurer, the Investment Manager shall not seek or initiate bankruptcy or insolvency proceedings with respect to the Company.

               13. Miscellaneous.

                   (a) Notices. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or five days after having been mailed by certified mail, return receipt requested, as follows:

                   If to the Company:

                   MONY Holdings, LLC
                   1740 Broadway
                   New York, New York 10019
                   Attention:  President

                   If to the Investment Manager:

                   MONY Capital Management, Inc.
                   1740 Broadway
                   New York, New York 10019
                   Attention: President

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              (b) Entire Agreement. This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

              (c) Amendments and Waivers. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties hereto. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

              (d) Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Investment Manager, each Indemnified Person and their respective successors and permitted assigns. The Company may assign or delegate all or a portion of its rights, obligations or liabilities under this Agreement to The MONY Group Inc. The Investment Manager may not assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the Company. Notwithstanding the foregoing, in the event that the Insurer is exercising its rights pursuant to Section 4.09 of the Indenture to direct investments of the Assets, the Insurer shall be entitled to the benefits of Section 8 hereof as an Indemnified Person.

              (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

              (f) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

              (g) Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

              (h) Survival. The provisions of Sections 7 and 8 hereof shall survive the termination of this Agreement.

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         IN WITNESS WHEREOF the parties hereto have caused this Investment
Management Agreement to be executed as of the date first written above.

                                            MONY HOLDINGS, LLC



                                            By: /s/ Richard Daddario
                                               ---------------------------------
                                               Name: Richard Daddario
                                               Title:  Chief Financial Officer



                                            MONY CAPITAL MANAGEMENT, INC.


                                            By: /s/ William D. Goodwin
                                               ---------------------------------
                                               Name:
                                               Title:

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                                      Annex A to Investment Management Agreement

        Investment Policy Statement for the Debt Service Coverage Account

Investment Policy for the Debt Service Coverage Account of MONY Holdings

         Investments of the assets in the Debt Service Coverage Account will be undertaken pursuant to the following policy provisions. The goal of these policy provisions is to obtain reasonable income while providing liquidity and a high level of safety of capital. To accomplish these objectives the policy provisions provide for investing in investment grade, fixed income securities. Investment restrictions will apply at the time of purchase of assets and will be calculated on a GAAP book value basis. The determination of the GAAP book value basis will be based on the immediately preceding month-end portfolio balance. The investment policy statement for the assets in the Debt Service Coverage Account may be amended from time to time with the consent of Ambac, but without the consent of the noteholders.

Permissible Investments

         Permissible investments include the asset types listed below.

Investment Grade Securities

         The Debt Service Coverage Account may purchase public fixed income securities with a rating at the time of purchase of at least A2 by Moody's and A by Standard and Poor's (hereinafter called the Minimum Credit Quality Limit) or, if a rating is unavailable from one of these agencies, an equivalent rating from an NRSRO. In addition, the account may purchase:

                  (i) fixed income securities with a maturity of one year or less if they have a rating of at least A-1 or P-1; and

                  (ii)  shares of open-end funds that:

                         .  invest primarily in short-term debt instruments,

                         .  meet the conditions of paragraphs (c)(2), (c)(3) and
                            (c)(4) of Rule 2a-7 under the Investment Company Act, and

                         . are issued by an investment company registered under the Investment Company Act or by an exempt issuer.

Securities Rated Below the Minimum Credit Quality Limit

         Securities that do not satisfy the Minimum Credit Quality Limit at the time of purchase may not be purchased by the Debt Service Coverage Account. However, the Debt Service Coverage Account may hold securities below the Minimum Credit Quality Limit as a result of downgrades that may occur from time to time. If those securities are downgraded below A3 by Moody's or A- by Standard & Poor's, then we must divest the downgraded securities within six months from the initial date of downgrade. We may hold such downgraded securities for longer than six months with the consent of Ambac.

Maximum Maturity

         The Debt Service Coverage Account may not purchase securities with a remaining maturity in excess of five years from the date of purchase. The maturity profile of invested assets will take into account anticipated withdrawals from the Debt Service Coverage Account.

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Single Issuer Limits

         The Debt Service Coverage Account may invest without limitation in debt obligations issued or guaranteed by the U.S. Government and U.S.
Government-related entities. Maximum permitted debt exposure to any other single issuer may not exceed 3% of the amount of the Debt Service Coverage Account.

Separate Accounts

         No transactions may be effected with separate accounts sponsored by MONY Life or MONY Group or any of its affiliates.

Transactions With Affiliates

         All transactions related to investment management or asset sales and purchases between MONY Life, MONY Holdings or MONY Group and their affiliates, for the purposes of this document, shall be on an arms-length basis.

Asset Manager Selection

         Assets will be managed by one or more affiliates of MONY Group or third party investment managers for a negotiated, market-based fee at the discretion of the Company.

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                                                           Annex B to Investment
                                                            Management Agreement

                           Investment Expense Schedule

 (Applicable to Closed Block Assets, Surplus and Related Assets and Debt Service
                  Coverage Account Assets on an annual basis)


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Cash and Short Term                        10 bps
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Investment Grade Publics                   15 bps
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Investment Grade Privates                  25 bps
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Below Investment Grade Publics             25 bps
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Below Investment Grade Privates            45 bps
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Real Estate Mortgages                      35 bps
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Agricultural Mortgages                     45 bps
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Bank Loans                                 50 bps
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Construction Loans                         50 bps plus origination fees up to 1%
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Mezzanine Loans                            100 bps plus 5% of earnings above 10%
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Real Estate Equities                       60 bps
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Venture Capital                            100 bps plus 5% of earnings above 10%
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Common Stock                               100 bps
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